UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2010 hhgregg, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Delaware	20-8819207
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4151 East 96th Street

Indianapolis, Indiana 46240

(Address of principal executive offices, including zip code)

(317) 848-8710

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On August 3, 2010, hhgregg, Inc. (the “Registrant”) held its Annual Meeting of Stockholders. Set forth below are the matters submitted by the Board of Directors to a vote of stockholders at this meeting and the final results of the voting on each proposal.

1.	Election of Directors. The following individuals were elected to serve on the Registrant’s Board of Directors until the next annual meeting of stockholders or until their respective successors are elected and qualified:

Director Nominee	For	Withheld	Broker Non-Votes
Lawrence P. Castellani	33,348,892	1,492,769	1,426,109
Benjamin D. Geiger	34,043,064	798,597	1,426,109
Catherine A. Langham	34,242,163	599,498	1,426,109
Dennis L. May	34,175,778	665,883	1,426,109
John M. Roth	32,416,295	2,425,366	1,426,109
Charles P. Rullman	32,066,268	2,775,393	1,426,109
Michael L. Smith	34,084,107	757,554	1,426,109
Peter M. Starrett	33,348,892	1,492,769	1,426,109
Jerry W. Throgmartin	33,238,263	1,603,398	1,426,109
Kathleen C. Tierney	34,244,829	596,832	1,426,109
Darell E. Zink	34,093,498	748,163	1,426,109

2.	Ratification of Amendment to hhgregg, Inc 2007 Equity Incentive Plan. The approval of the amendment to the hhgregg, Inc. 2007 Equity Incentive Plan (the Plan) to increase the number of shares of common stock reserved for issuance under the Plan from 3,000,000 to 6,000,000, was ratified based on the following votes:

For	Against	Withheld	Broker Non-Votes
25,897,436	8,937,800	6,425	1,426,109

3.	Ratification of Appointment of Independent Registered Public Accountants. The appointment of KPMG LLP as the Registrant’s independent registered public accountants for the fiscal year ended March 31, 2011, was ratified based on the following votes:

For	Against	Withheld
34,894,155	1,372,565	1,050

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: August 6, 2010	By:	/S/ JEREMY J. AGUILAR
Jeremy J. Aguilar
Chief Financial Officer